                                                                 Exhibit 10.16

                        NETWORK-1 SOFTWARE & TECHNOLOGY, INC.
                                   909 Third Avenue
                               New York, New York 10022




                                        September 26, 1997


Mr. Robert Russo
Mr. William Hancock
Mr. Kenneth Conquest
c/o Network-1 Software & Technology, Inc.
909 Third Avenue
New York, New York 10022

                    Re:  Transfer of Shares

Dear Messrs. Russo, Hancock and Conquest:

          This letter agreement sets forth the mutual agreements of Network-1 Software & Technology, Inc. (the "Company") with each of Robert Russo ("Russo") and William Hancock ("Hancock") and Kenneth Conquest ("Conquest") with respect to the transfer and surrender to the Company by Russo of 181,014 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and by Hancock of 138,712 shares of Common Stock. Each of the parties hereto acknowledges that the transactions described herein are being entered into as a condition to the closing of the transactions contemplated under a certain Securities Purchase Agreements, dated as of even date herewith, by and among the Company and Applewood Associates, L.P. and CMH Capital Management Corp. pursuant to which such parties have loaned the Company an aggregate of $400,000 and received warrants to purchase an aggregate of 114,286 shares of the Company's Common Stock.

          Simultaneous with the execution of this letter agreement, Russo shall surrender, transfer and assign to the Company 181,014 shares of Common Stock and shall deliver to the Company certificates representing 181,014 shares of Common Stock. Upon receipt of such stock certificates, the Company shall deliver to Russo a check in the amount of $1,810.14 as payment in full for such shares and shall cancel the shares so delivered.

          Simultaneous with the execution of this letter agreement, Hancock shall surrender, transfer and assign to the Company 138,712 shares of Common Stock and shall deliver to the Company certificates representing 138,712 shares of Common Stock. Upon receipt of such stock certificates, the Company shall deliver to Hancock a check in the amount of $1,387.12 as payment in full for such shares and shall cancel the shares so delivered.

          Simultaneous with the execution of this letter agreement, Conquest shall surrender, transfer and assign to the Company 16,274 shares of Common Stock and shall deliver to the Company certificates representing 16,274 shares of Common Stock. Upon receipt of such stock certificates, the Company shall deliver to Hancock a check in the amount of $162.74 as payment in full for such shares and shall cancel the shares so delivered.

          If the foregoing accurately reflects our mutual agreement, please sign this letter agreement in the space indicated below.


                              NETWORK-1 SOFTWARE & TECHNOLOGY, INC.



                              By:  /s/ Robert Russo
                                 ---------------------------------
                              Name:     Robert Russo
                              Title:    President

Accepted and Agreed as of the
date first above-written:


 /s/ Robert Russo
-----------------------------
Robert Russo


 /s/ William Hancock
-----------------------------
William Hancock


 /s/ Kenneth Conquest
-----------------------------
Kenneth Conquest